Exhibit 99.1

Acceleron Pharma Reports Third Quarter 2015 Financial and Operational Results

– ACE-083 Phase 1 results demonstrate an unprecedented increase in muscle volume. Phase 2 clinical trials planned to start next year –

– ACE-2494 generates significant increases in muscle mass in preclinical studies. Phase 1 clinical trial of ACE-2494 planned to start next year –

– FDA granted Fast Track Designation for dalantercept in combination with axitinib for the treatment of patients with advanced renal cell carcinoma –

– Phase 3 clinical trials with luspatercept in lower risk myelodysplastic syndromes and beta-thalassemia expected to begin by year-end 2015 –

Cambridge, Mass. – November 4, 2015 – Acceleron Pharma Inc. (NASDAQ: XLRN), a clinical stage biopharmaceutical company focused on the discovery, development and commercialization of novel therapeutic candidates that regulate cellular growth and repair, today provided a corporate update and reported financial results for the third quarter ended September 30, 2015.

“We made significant progress across our clinical pipeline in the quarter and are poised, with our partner Celgene, to launch two pivotal Phase 3 programs by year-end,” said John Knopf, Ph.D., Chief Executive Officer of Acceleron. “We also revealed new clinical data showing unprecedented results with our locally delivered muscle agent, ACE-083. Finally, our discovery team continues to innovate with the introduction of our new IntelliTrap™ platform, to discover selective and novel compounds targeting the transforming growth factor-beta superfamily of proteins.”

Recent Highlights and Current Updates

Development Programs
Hematology

•	Acceleron and Celgene plan to initiate Phase 3 studies with luspatercept in beta-thalassemia, the BELIEVE trial, and myelodysplastic syndromes (MDS), the MEDALIST trial, by the end of 2015.

•	Completed enrollment and treatment in the luspatercept Phase 2 dose escalation and expansion studies in MDS and beta-thalassemia.

•	Treatment continues in Phase 2 long-term extension studies with luspatercept in beta- thalassemia and MDS.

•
Amended and expanded Phase 2 MDS study. Additional study cohorts have been added to evaluate the effects of luspatercept in lower risk MDS patients that are either erythropoietin-stimulating agent (ESA) treatment naïve or ring sideroblast negative.

Muscle Diseases

•
Announced initial Phase 1 data on ACE-083, Acceleron’s therapeutic candidate designed to increase muscle mass and strength when delivered locally to targeted muscle groups. Acceleron reported an unprecedented 14.5% mean increase in muscle volume in the injected muscle of the quadriceps. The Company plans to begin a Phase 2 trial in facioscapulohumeral muscular dystrophy (FSHD) in mid-2016.

•
Presented preclinical data on ACE-083 at the 20th Annual International Congress of the World Muscle Society. ACE-083 produced significant increases in muscle mass of approximately 75% in the injected muscle with no observed effect on either the uninjected contralateral muscle or on whole body mass. Increases in muscle mass were associated with a significant increase in muscle force and power of approximately 40%.

•
Introduced ACE-2494, Acceleron’s first IntelliTrap™ molecule, designed for systemic administration to increase muscle mass and strength. In mice, ACE-2494 generated dose dependent increases in muscle mass at a magnitude comparable to the powerful effects of soluble ActRIIB fusion proteins. After 4 weeks of treatment, ACE-2494 (10 mg/kg twice weekly) generated increases in muscle mass ranging from 41% to 87% across different muscle groups. The Company expects to begin clinical studies with ACE-2494 by the end of 2016.

Oncology

•
FDA granted Fast Track Designation for dalantercept in combination with axitinib for the treatment of patients with advanced renal cell carcinoma (RCC), following treatment with an anti-angiogenic agent.

•
Presented RCC Phase 2 data showing that the combination of dalantercept and axitinib generated encouraging, progression-free survival after one year. The Company reported the 12-month Kaplan Meier estimate for a progression-free survival rate of 39% for the combination of dalantercept plus axitinib in patients with advanced RCC in Part 1 of the Phase 2 DART study. This compares favorably to the 12-month PFS rate of 25% with axitinib alone.

Nephrology

•
Acceleron and Celgene will refocus the development of sotatercept in the pre-dialysis chronic kidney disease setting. The Companies plan to meet with regulators in the first half of 2016 to discuss study designs.

Research and Development

•
Acceleron introduced its new IntelliTrap™ discovery platform. The IntelliTrap™ platform is designed to generate dozens of highly selective molecules that optimally target the transforming growth factor-beta superfamily to discover innovative new therapies.

Upcoming Milestones and Events

•	Initiation of the pivotal Phase 3 clinical trials with luspatercept in MDS and beta-thalassemia is expected by year-end.

•
Additional luspatercept data from ongoing Phase 2 MDS and beta-thalassemia studies will be presented at the 57th Annual Meeting of the American Society of Hematology, December 5-8, 2015 in Orlando, Florida.

•	ACE-083 Phase 1 clinical data will be presented at the 8th International Conference on Cachexia, Sarcopenia and Muscle Wasting, December 4-6, 2015, in Paris, France.

•	Clinical and preclinical data will be presented at the American Society of Nephrology Kidney Week, November 3-8, 2015, in San Diego, CA.
Financial Results

•
Cash Position – Cash, cash equivalents and investments as of September 30, 2015 were $148.1 million. As of December 31, 2014 the company had cash and cash equivalents of $176.5 million. Acceleron expects that its cash, cash equivalents and investments as of September 30, 2015 will be sufficient to fund the Company’s operations into the second half of 2017.

Conference Call and Webcast
The Company will host a conference call and live audio webcast to report its third quarter financial results for 2015 and provide a corporate update on November 4, 2015, at 8:00 AM EST. To participate by teleconference, please dial 877-312-5848 (domestic) or 253-237-1155 (international) and refer to the “Acceleron Q3 Earnings Call.” To access the live webcast, please select “Events & Presentations” in the Investors & Media section on the Company’s website (www.acceleronpharma.com) at least 10 minutes beforehand to ensure time for any downloads that may be required.

An archived webcast recording will be available on the Acceleron website beginning approximately two hours after the event.

About Acceleron
Acceleron is a clinical stage biopharmaceutical company focused on the discovery, development and commercialization of novel therapeutic candidates that regulate cellular growth and repair. The company is a leader in understanding the biology of the Transforming Growth Factor-Beta (TGF-beta) protein superfamily, a large and diverse group of molecules that are key regulators in the growth and repair of tissues throughout the human body, and in targeting these pathways to develop important new medicines. Acceleron has built a highly productive R&D platform that has generated innovative clinical and preclinical therapeutic candidates with novel mechanisms of action. These therapeutic candidates have the potential to significantly improve clinical outcomes for patients with cancer and rare diseases.

We routinely post information that may be important to investors in the “Investors and Media” section of our website at www.acceleronpharma.com. We encourage investors and potential investors to regularly consult our website for important information about us.

ACCELERON PHARMA INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(Amounts in thousands)
(unaudited)

	September 30, 2015	December 31, 2014
Cash, cash equivalents and investments	$148,150	$176,460
Other assets	10,270	9,836
Total assets	$158,420	$186,296

Accrued expenses	11,615	7,572
Deferred revenue	4,970	5,978
Warrants to purchase common stock	8,064	14,124
Other liabilities	1,983	2,337
Total liabilities	26,632	30,011
Total stockholders’ equity	131,788	156,285
Total liabilities and stockholders’ equity	$158,420	$186,296

ACCELERON PHARMA INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue:
Collaboration revenue	$4,155	$3,508	$14,294	$10,894
Costs and expenses:
Research and development	13,335	11,876	42,261	36,318
Litigation settlement	—	—	—	5,000
General and administrative	5,433	3,023	14,796	10,485
Total costs and expenses	18,768	14,899	57,057	51,803
Loss from operations	(14,613)	(11,391)	(42,763)	(40,909)
Total other income, net	2,755	3,419	5,951	7,267
Net loss applicable to common stockholders	$(11,858)	$(7,972)	$(36,812)	$(33,642)

Net loss per share applicable to common stockholders-basic and diluted	$(0.36)	$(0.25)	$(1.12)	$(1.18)

Weighted-average number of common shares used in computing net loss per share applicable to common stockholders-basic and diluted	33,097	31,855	32,869	28,594

Cautionary Note on Forward-Looking Statements

This press release includes forward-looking statements about the Company’s strategy, future plans and prospects, including statements regarding the development of the Company’s compounds, including sotatercept, luspatercept, dalantercept, ACE-083, ACE-2494, the Company's IntelliTrap™ drug discovery platform and the Company’s TGF-beta superfamily program generally, the timeline for clinical development and regulatory approval of the Company’s compounds, the expected timing for the reporting of data from ongoing trials, and the structure of the Company’s planned or pending clinical trials. The words “anticipate,” “appear,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement. Applicable risks and uncertainties include the risks that the Company’s cash position will be insufficient to fund operations into the second half of 2017, that preclinical testing of the Company’s compounds and data from clinical trials may not be predictive of the results or success of ongoing or later clinical trials, that data may not be available when the Company expects it to be, that the Company or its collaboration partner, Celgene, will be unable to successfully complete the clinical development of its compounds, that the development of the Company’s compounds will take longer or cost more than planned, that the Company or Celgene may be delayed in initiating or completing any clinical trials, and that the Company’s compounds will not receive regulatory approval or become commercially successful products. Other risks and uncertainties include those identified under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K which was filed with the Securities and Exchange Commission (SEC) on March 2, 2015, and other filings that the Company has made and may make with the SEC in the future. The forward-looking statements contained in this press release reflect the Company’s current views with respect to future events, and the Company does not undertake and specifically disclaims any obligation to update any forward-looking statements.

Source: Acceleron Pharma

CONTACT:
Acceleron Pharma Inc.
Todd James
Senior Director, Corporate Communications
617-649-9393

Media contact:
Suda Communications LLC
Maureen L. Suda
585-387-9248

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